                                                                   EXHIBIT 10.24

                            STOCK OPTION CERTIFICATE

      This Stock Option Certificate is entered into between STAAR Surgical Company, a Delaware corporation (the "Company"), whose principal executive office is located at 1911 Walker Avenue, Monrovia, California 91016, and DAVID BAILEY (the "Recipient") whose address is 1911 Walker Avenue, Monrovia, California 91016, pursuant to that certain 1998 STAAR Surgical Company Stock Plan (the "Plan") adopted by the Board of Directors on April 17, 1998 and approved by the shareholders on May 29, 1998.

      1. GRANT OF OPTION. This Stock Option Certificate certifies that the Company has granted to the Recipient, pursuant to the terms of the Plan, an option (the "Option") to purchase, in whole or in part, one hundred and fifty thousand (150,000) shares of the Company's voting common stock, par value $.01 (the "Common Stock") (collectively and severally, the "Option Shares"), at the price of three dollars and thirty-five cents ($3.35) per Option Share (the "Option Price"), subject to the following terms and conditions. The date of this grant is August 9, 2001 (the "Grant Date").

      2. PLAN; PLAN SUMMARY. Subject to the terms of this Stock Option Certificate, the Recipient's rights to purchase the Option Shares are governed by the Plan, the terms of which are incorporated herein by this reference. Capitalized terms used in this Stock Option Certificate but not defined herein shall have the meanings ascribed to them in the Plan.

      3. CHARACTER OF OPTION. This Option (i) is [__] a Non-Qualified Option or
(ii) is [X] an Incentive Option.

      4. CAPACITY OF RECIPIENT. This Option is granted to the Recipient in the Recipient's capacity as (i) [X] an employee, (ii) [__] a director, or (iii) [__] a consultant.

      5. EXPIRATION OF OPTION. The right to exercise the Options granted by this Stock Option Certificate shall expire and be null and void and of no further force or effect to the extent not exercised by 5:00 p.m. Pacific Time, on the 8th day of August, 2011 (the "Option Expiration Date"). Nothwithstanding the foregoing, to the extent the Option is not fully vested, the right to exercise the Option shall be subject to earlier expiration as provided in Article X of the Plan.

      6. EXERCISE VESTING CONDITIONS. The Option Shares are subject to
Article V, Section 5.05 of the Plan and to the following vesting schedule:

                         Cumulative Vested
                           Percentage of
   Date                        Shares
--------------           -----------------
August 9, 2001                 16.67%
August 9, 2002                 33.33%
August 9, 2003                    50%
August 9, 2004                 66.67%
August 9, 2005                   100%

The above vesting schedule will be accelerated according to the Recipient's achievement of certain goals and objectives as stated below:

      (i) the right to purchase twenty-five thousand (25,000) Option Shares shall vest immediately upon completion of the implant of four hundred (400) implantable contact lenses (ICLs) in Canada, so long as such implants are completed by March 31, 2002;

      (ii) the right to purchase twenty-five thousand (25,000) Option Shares shall vest immediately upon completion of the implant of three thousand (3,000) AquaFlow glaucoma devices worldwide, so long as such implants are completed by March 31, 2002;

      (iii) the right to purchase twenty-five thousand (25,000) Option Shares shall vest immediately upon agreement with banks, funds or other lenders to refinance the business to the satisfaction of the Board of Directors;

      (iv) the right to purchase twenty-five thousand (25,000) Option Shares shall vest immediately upon execution of a license agreement between the Corporation and a third party in respect of current technology of STAAR (such as the WAVE(TM) Phacoemulsification System or between the Corporation and a third party for production of the Corporation's silicone IOL); and

      (v) the right to purchase twenty-five thousand (25,000) Option Shares shall vest immediately upon resolution of the dispute pending on August 9, 2001 between the Corporation and Canon-STAAR Company, Inc.

      7. MANNER OF EXERCISE AND PAYMENT. This Option shall be exercised by delivery of this Option Certificate to the Secretary of the Company, together with:

            (a) A Consent of Spouse (as such consent is defined in the Plan) from the spouse of the Recipient, if any, duly signed by such spouse; and

            (b) Full payment for the Option Shares to be purchased in goods funds (in U.S. dollars) by cash or check or through a "same day sale" commitment from the Recipient and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Recipient irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Option Price directly to the Company.

      8. FORFEITURE; VESTING CONDITIONS. The Option Shares Subject to Article V,
Section 5.05 of the Plan and to the vesting schedule set forth above are subject to Article X of the Plan and to the forfeiture provisions included therein relating to the Recipient's continued performance of services in the capacity indicated above; provided, however, that the vesting schedule and forfeiture provisions of that certain Employment Agreement entered into by and between the Recipient and the Company on December 20,

2000.

      9. VESTING ON CHANGE OF CONTROL. Any unvested Option Shares shall immediately vest upon the occurrence of a Change In Control or an Approved Corporate Transaction.

      10. MISCELLANEOUS.

            (a) PREPARATION OF STOCK OPTION CERTIFICATE. This Stock Option Certificate was prepared by the Company or its legal counsel solely on behalf of the Company. It is acknowledged by the Recipient that he or she was not represented by the Company or any of its officers, directors, employees or agents (including the Company's legal counsel) in connection with the transaction contemplated by this Stock Option Certificate, and that the Recipient had separate and independent advice of counsel. In light of the foregoing it is acknowledged by the Recipient that the Company shall not be construed to be solely responsible for the drafting hereof, and that any ambiguity in the Plan or this Stock Option Certificate, or the interpretation thereof or hereof, shall not be construed against the Company as the alleged draftsman of this Stock Option Certificate.

            (b) INTERPRETATION.

                  (i) Entire Agreement/No Collateral Representations. The Recipient acknowledges and agrees that this Stock Option Certificate, together with and subject to the Plan: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements or understandings of any kind, oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

                  (ii) Amendment; Waiver. Except as expressly otherwise provided herein, neither this Stock Option Certificate nor any of its terms may be amended, supplemented, discharged or terminated (other than by performance), except as provided in the Plan or by a written instrument or instruments signed by all of the parties to this Stock Option Certificate. No waiver of any acts or obligations hereunder shall be effective unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver.

                  (iii) Severability. If any term or provision of this Stock Option Certificate or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Stock Option Certificate, then, and in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Stock Option Certificate, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Stock Option Certificate (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

                  (iv) No Reliance Upon Prior Representation. The Recipient acknowledges that neither the Company nor any of its officers, directors, employees or agents have made any oral representation or promise which would induce the Recipient prior to executing this Stock Option Certificate to change the Recipient's position to the Recipient's detriment, partially perform, or part with value in reliance upon such representation or promise; the Recipient acknowledges that he or she has taken such action at its own risk; and the Recipient represents that he or she has not so changed his or her position, performed or parted with value prior to the time of his or her execution of this Stock Option Certificate.

            (c) ENFORCEMENT. This Stock Option Certificate and the rights and remedies of each party arising out of or relating to this Stock Option Certificate shall be solely governed in accordance with the laws (without regard to the conflicts of law principles thereof) of the state of Delaware.

            (d) SUCCESSORS AND ASSIGNS. The Recipient may not assign his rights or benefits or delegate any of his duties or obligations under this Stock Option Certificate, in whole or in part, without the prior written consent of the Company, except pursuant to the terms of the Plan. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Stock Option Certificate shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

            (e) NOTICES. Unless otherwise specifically provided in this Stock Option Certificate, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Stock Option Certificate, shall be in writing, and shall be given by: (A) personal delivery (which form of notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed).

      WHEREFORE, the parties hereto have for purposes of this Stock Option Certificate executed this Stock Option Certificate in the City of Monrovia, County of Los Angeles, State of California, effective as of the 9th day of August 2001.

                                                   COMPANY:

                                                   STAAR Surgical Company,
                                                   a Delaware corporation

                                                   By: /s/ John Bily
                                                       -------------------------
                                                   John C. Bily, Secretary
ATTEST:

                  [SEAL]                           RECIPIENT:

                                                       /s/ David Bailey
                                                   -----------------------------
                                                   David Bailey

                                    EXHIBIT A
                                       TO
                            STOCK OPTION CERTIFICATE

                       NOTICE OF EXERCISE OF STOCK OPTION

                       NOTICE OF EXERCISE OF STOCK OPTION

          [To be signed by the Recipient only upon exercise of Option]

TO:      Secretary
         STAAR Surgical Company
         1911 Walker Avenue
         Monrovia, California 91016

      The undersigned, the holder of an Option under that certain Stock Option Certificate dated effective the 9th day of August, 2001 (the "Option Certificate"), between STAAR Surgical Company, a Delaware corporation (the "Company") and the undersigned (the "Recipient"), hereby irrevocably elects, in accordance with the terms and conditions of that certain 1998 STAAR Surgical Company Stock Plan (the "Plan") adopted by the Board of Directors on April 17, 1998 and approved by the shareholders on May 29, 1998, under which the Option Certificate was granted, to exercise the undersigned's Option to purchase ____________________ (______)(1) shares of the Company's voting common stock, $.01 per share par value ("Common Stock") (collectively and severally, the "Option Shares"), for the aggregate purchase price of __________________ ($_________)(2).

(1) Insert number of Option Shares as specified in the Option Certificate which are vested Option Shares (as defined by the Plan) which the Recipient is exercising the Option to purchase.

(2) Number of Option Shares to be exercised as hereinabove specified multiplied by the Option Price per share.

                           Signature:_________________________________

                           Print Name:________________________________

                           Address:___________________________________

                           ___________________________________________

                                                           Date:________________